EXHIBIT 10.3

SENIOR SECURED NOTES REPURCHASE AGREEMENT

This SENIOR SECURED NOTES REPURCHASE AGREEMENT (this “Agreement”) to repurchase 10% Senior Secured Notes of Vista Gold Corporation due March 4, 2011 is made as of July 14, 2009 by and between Whitebox Special Opportunities Fund Series B Partners LP (the “Holder”) and Vista Gold Corporation, a company organized and existing under the laws of the Yukon Territory, Canada (the “Company”).

RECITALS

WHEREAS, the Holder is the legal and beneficial owner and holder of the 10% Senior Secured Notes of the Company due March 4, 2011 (the “Notes”) identified on Schedule A hereto, issued pursuant to a Senior Secured Note Indenture dated March 4, 2008 (the “Indenture”) by and among, the Company, Minera Paredones Amarillos S.A. de C.V., as guarantor,HSBC Bank USA, N.A., as trustee (the “Trustee”), and HSBC México, S.A. de C.V., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, as collateral agent;

WHEREAS, the Notes, to date, have not matured; and

WHEREAS, the Holder, desiring to sell the Notes, approached the Company with respect thereto, and the Company in turn desires to repurchase Notes from the Holder in the aggregate principal amount identified on Schedule A hereto (the “Subject Notes”).

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	REPURCHASE; CLOSING; DELIVERY AND PAYMENT; CANCELLATION

1.1       Repurchase and Sale of the Subject Notes. Subject to the terms and conditions of this Agreement, the Company agrees to repurchase from the Holder and the Holder agrees to sell to the Company the Subject Notes identified on Schedule A hereto, in the principal amount and for an aggregate purchase price as set forth on Schedule A hereto.

1.2       Closing. The repurchase and sale of the Subject Notes shall take place at the offices of Dorsey & Whitney LLP, 370 17th Street, Denver, Colorado 80202 on July 14, 2009 (the “Closing Date”).

1.3       Delivery and Payment. On or prior to the Closing Date, the Holder shall deliver to the Company the Subject Notes, duly endorsed or accompanied by an assignment duly endorsed in a form acceptable to the Trustee, against payment by the Company to the Holder of the aggregate purchase price described on Schedule A hereto (the “Purchase Price”), by wire transfer using the wire transfer instructions to be provided separately to the Company by the Holder. Upon receipt by the Holder of the Purchase Price, the Company shall become the legal and beneficial owner of the Subject Notes and all of the rights and interest therein or related thereto and to monies due and to become due under the terms of the Subject Notes.

1.4       Cancellation. The Holder hereby agrees that upon receipt of the Purchase Price, the Subject Notes shall be cancelled by the Trustee and the Company shall have no further obligation to the Holder thereunder.

2.	CONDITIONS PRECEDENT TO THE HOLDER’S OBLIGATION TO CLOSE

The Holder’s obligation to sell the Subject Notes and to take the other actions required to be taken by the Holder pursuant to this Agreement is subject to the satisfaction, or waiver, of the following conditions:

2.1       Accuracy of Representations and Warranties. The representations and warranties of the Company made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made.

2.2       Performance. The Company shall have duly performed and complied with all of the obligations that the Company is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

3.	CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to repurchase the Subject Notes and to take the other actions required to be taken by the Company pursuant to this Agreement is subject to the satisfaction, or waiver, of the following conditions:

3.1       Accuracy of Representations and Warranties. The representations and warranties of the Holder made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made.

3.2       Performance. The Holder shall have duly performed and complied with all of the obligations that the Holder is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

4.	HOLDER’S REPRESENTATIONS AND WARRANTIES

4.1       Holder’s Authority. The Holder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Holder of this Agreement has been duly and validly authorized by all requisite action of the Holder.

4.2       Title to the Subject Notes. The Holder has and as of the Closing Date will have good and marketable title and interest (legal and beneficial) in and to the Subject Notes, free and clear of any encumbrances, including, without limitation, any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

4.3       Binding and Enforceable. This Agreement constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4       No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Holder is a party, is required for the execution, delivery or performance by the Holder of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

4.5       No Conflict. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Holder is a party or by which the Holder or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, the Holder or (iii) any statute, law or rule to which the Holder is subject.

4.6       Disclosure of Information. The Holder has received all the information it considers necessary or appropriate to determine whether to sell the Subject Notes to the Company pursuant to this Agreement. The Holder acknowledges (i) the Company has not made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the sale and purchase of the Subject Notes, the operation or financial condition of the Company or the value of the Subject Notes, (ii) that it is not relying upon the Company in making its decision to sell the Subject Notes to the Company pursuant to this Agreement and (iii) that the Company is relying upon the truth of the representations and warranties in this Section 4 in connection with the purchase of the Subject Notes hereunder.

4.7       Tax Consequences. The Holder has had an opportunity to review the federal, state and local tax consequences of the sale of the Subject Notes to the Company and the transactions contemplated by this Agreement with its own tax advisors. The Holder is relying solely on such advisors and not on any statements or representations of the Company.

4.8       No Solicitation. The Holder has made no general solicitation in connection with the sale of the Subject Notes, acknowledges that it independently approached the Company regarding the transactions contemplated hereby and that the Company did not initiate or attempt to initiate the transactions contemplated hereby.

4.9       Not an Affiliate. The Holder acknowledges that it is not an “affiliate” of the Company as such term is defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.	COMPANY’S REPRESENTATIONS AND WARRANTIES

5.1       Company’s Authority. The Company has all requisite corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized by all requisite action of the Company.

5.2       Binding and Enforceable. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3       No Insolvency. The Company has taken no action, and no steps have been taken or legal proceedings started or threatened against the Company for an administration, winding-up, dissolution, or bankruptcy. The Company is not insolvent and is able to pay its debts as and when they become due.

5.4       No Inside Information. In entering into this Agreement, the Company has not acted “on the basis of” material nonpublic information as such term is defined in Rule 10b5-1 of the Exchange Act.

5.5       Not an Affiliate. The Company acknowledges that the Holder is not an “affiliate” of the Company as such term is defined in Rule 12b-2 of the Exchange Act.

5.6       No Solicitation. The Company has made no general solicitation in connection with the repurchase of the Subject Notes, acknowledges that it was independently approached by the Holder regarding the transactions contemplated hereby and did not initiate or attempt to initiate the transactions contemplated hereby.

5.7       No Consent. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Company is a party, is required for the execution, delivery or performance by the Company of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

5.8       No Conflict. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or by which the Company or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, the Company or (iii) any statute, law or rule to which the Company is subject.

5.9       No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

6.	MISCELLANEOUS

                6.1       Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to choice of laws principles thereof. The parties hereto hereby agree that any action brought under this Agreement or related to the transactions contemplated hereby shall be in a Federal or State court located in the County of Denver in the State of Colorado.

6.2       Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.3       Benefit, Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.4       Assignment. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party.

6.5       Headings and Subtitles. The headings and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6       Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

6.7       Survival of Representations and Warranties. The representations and warranties contained herein shall survive the closing or any termination of this Agreement.

6.8       Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally-recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth below (or at such other addresses as shall be specified by notice given in accordance with this Section 6.8):

(a)	If to the Holder, to the Holder at the following address:

Whitebox Advisors LLC

3033 Excelsior Blvd #300

Minneapolis, Minnesota 55416

Attn: Barb Reller

Fax: (612) 253-6100

(b)	If to the Company, to the Company at the following address:

Vista Gold Corporation

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attn: Michael B. Richings

Fax: (720) 981-1186

With a copy to:

Dorsey & Whitney LLP

370 17th Street, Suite 4700

Denver, Colorado 80202

Attn: Kenneth Sam

Fax: (303) 629-3450

6.9       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

6.10     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.11     Further Assurances. Each party hereby agrees to execute any additional documents and take any additional actions as may be reasonably necessary to carry out the terms of this Agreement.

[Signature Page Follows]

  IN WITNESS WHEREOF, the Holder and the Company have duly executed this Agreement as of the date first above written.

WHITEBOX SPECIAL OPPORTUNITIES FUND SERIES B PARTNERS LP HOLDER

By:	___________________________
Name:
Title:

VISTA GOLD CORPORATION COMPANY

By:	___________________________
	Name:	Michael B. Richings
	Title:	Chief Executive Officer

Schedule A

Title of Securities:	10% Senior Secured Notes in principal amount denominations of US$1,000 due March 4, 2011.
Principal Amount of Notes Owned by the Holder:	819,000 .
Principal Amount of Notes Subject to Repurchase:	319,000 .
Purchase Price:	207,350 (_$650 for each $1,000 principal amount of the Subject Notes), plus accrued and unpaid interest thereon up to an including the Closing Date.
Accrued Interest:	2,658 plus an additional 89 per day in the event that the Closing Date is extended to a later date by mutual agreement of the parties.
Aggregate Purchase Price:	210,008 Plus and additional 139 in the event that the Closing Date is extended to a later date by mutual agreement of the parties.
Closing Date:	July 14 , 2009